Filed pursuant to Rule 424(b)(5)
Registration No. 333-281614-01

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated August 11, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 16, 2024)

Evergy Metro, Inc.

$    % Mortgage Bonds, Series 2025 due 20

Evergy Metro, Inc. is offering $     aggregate principal amount of     % Mortgage Bonds, Series 2025 due 20  (the “Bonds”). The per annum interest rate on the Bonds will be     %. Interest on the Bonds will be payable semi-annually in arrears on      and      of each year, beginning on     , 2026. The Bonds will mature on     , 20 . The Bonds may be redeemed at any time in whole, or from time to time in part, at our option, at the applicable redemption price specified in this prospectus supplement.

The Bonds will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Bonds will be secured by the lien of the Mortgage Indenture (as defined herein) and will rank equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with all general mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture. The lien of the Mortgage Indenture is discussed under “Description of General Mortgage Bonds — Security and Priority” in the accompanying prospectus. The Bonds will not be listed on any securities exchange or included in any automated dealer quotation system. Currently, there is no public market for the Bonds.

Investing in the Bonds involves risks that are described in the sections entitled “Risk Factors” beginning on page S-11 of this prospectus supplement and page 5 of the accompanying prospectus.

	Price to the Public(1)		Underwriting Discount		Proceeds to Evergy Metro, Inc. Before Expenses
Per Bond		%		%		%
Total	$		$		$

(1)	Plus accrued interest from August , 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Bonds will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about August  , 2025.

Joint Book-Running Managers

BNY Capital Markets	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

Prospectus Supplement dated August  , 2025

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering. The second part is the accompanying prospectus dated August 16, 2024, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of the securities we may offer under the registration statement of which this prospectus supplement and the accompanying prospectus form a part and gives more general information, some of which may not apply to the Bonds offered hereby.

This prospectus supplement, the accompanying prospectus and any free writing prospectus that we file with the Securities and Exchange Commission (the “SEC”) contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We expect to deliver the Bonds against payment for the Bonds on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the    business day following the date of this prospectus supplement (“T+ ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Bonds on any date prior to the first business day before delivery of the Bonds will be required, by virtue of the fact that the Bonds initially will settle in T+ , to specify alternative settlement arrangements to prevent a failed settlement.

Before you invest in the Bonds, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information.”

The Bonds are not guaranteed by our parent company, Evergy, Inc. (“Evergy”) or any of its other or our subsidiaries. None of those entities has any obligation to make any capital contributions or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the Bonds or any other amount that may be required to be paid under the Mortgage Indenture (as defined herein) or the Bonds, preventing or curing an event of default under the terms of the Mortgage Indenture, complying with any other obligation under the Mortgage Indenture or the Bonds or otherwise.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Evergy Metro, Inc.,” “Evergy Metro,” the “Company,” “we,” “us” or “our” in this prospectus supplement or the accompanying prospectus or when we otherwise refer to ourselves herein or therein, we mean Evergy Metro, Inc. and not any of its subsidiaries or other affiliates, unless the context clearly indicates otherwise.

CAUTIONARY STATEMENTS REGARDING CERTAIN FORWARD-LOOKING INFORMATION

Statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference as described under “Where You Can Find More Information” that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “guidance,” “should,” “could,” “may,” “seeks,” “intends,” “predict,” “potential,” “opportunities,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to:

•	economic and weather conditions and any impact on sales, prices and costs;

•	significant changes in the demand for electricity;

•	changes in business strategy or operations, including with respect to Evergy Metro’s strategy to meet demand requirements of existing and future customers;

•

the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry;

•	changes in U.S. trade policies (including tariffs and other trade measures) and responses from other countries;

•	the ability to build or acquire generation and transmission facilities to meet the future demand for electricity from customers;

•

the ability to control costs, avoid costs and schedule overruns during the development, construction and operation of generation, transmission, distribution or other projects due to challenges, which include, but are not limited to, changes in labor costs, availability and productivity, challenges with the management of contractors or vendors, subcontractor performance, shortages, delays, increased costs or inconsistent quality of equipment, materials and labor and increased financing costs as a result of changes in interest rates or as a result of project delays;

•	decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements;

•

changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal;

•	development, adoption and use of artificial intelligence by Evergy Metro and its third-party vendors;

•	the impact of climate change, including increased frequency and severity of significant weather events;

•	risks relating to potential wildfires, including costs of litigation, potential regulatory penalties and damages in excess of insurance liability coverage;

•	the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from Evergy Metro due to the fact that Evergy Metro operates coal-fired generation;

•	prices and availability of electricity and natural gas in wholesale markets;

•	market perception of the energy industry and Evergy Metro;

•

the impact of future pandemic health events on, among other things, sales, results of operations, financial position, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of Evergy Metro’s employees and suppliers to perform the functions that are necessary to operate Evergy Metro;

•	changes in the energy trading markets in which Evergy Metro participates, including retroactive repricing of transactions by regional transmission organizations and independent system operators;

•

financial market conditions and performance, disruptions in the banking industry, including volatility in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs;

•	impairments of long-lived assets or goodwill;

•	credit ratings;

•	inflation rates;

•	effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments;

•

impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to Evergy Metro’s facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which Evergy Metro relies;

•	impact of geopolitical conflicts on the global energy market, including the ability to contract for non-Russian sourced uranium;

•	ability to carry out marketing and sales plans;

•	cost, availability, quality and timely provision of equipment, supplies, labor and fuel;

•	ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages;

•	Evergy Metro’s ability to manage its generation, transmission and distribution development plans and transmission joint ventures;

•	the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks;

•

workforce risks, including those related to Evergy Metro’s ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits;

•

disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders of our parent company or special interest groups, that seek to influence our strategic plan, financial results or operations;

•	the impact of changing expectations and demands of Evergy Metro’s customers, regulators, investors and stakeholders, including differing views on environmental, social and governance concerns;

•

the possibility that strategic initiatives, including mergers, acquisitions, joint ventures and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all;

•	difficulties in maintaining relationships with customers, employees, contractors, regulators or suppliers;

•	the outcome of litigation involving Evergy Metro; and

•	other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Risk factors discussed under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, should be carefully read for further understanding of potential risks for Evergy Metro. Other sections of our Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed by Evergy Metro with the SEC should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. Evergy Metro undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publicly available through the SEC’s website (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus supplement and should be read with the same care. Information that we file later with the SEC that is incorporated by reference in this prospectus supplement will automatically update and supersede this information. We are incorporating by reference in this prospectus supplement the following documents that we have filed with the SEC and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering of the Bonds is completed (except to the extent that any information contained in such filings is deemed “furnished” and not “filed” pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding exhibits thereto or other applicable SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively; and

•	Our Current Report on Form 8-K filed with the SEC on March 27, 2025.

We, our parent company, Evergy, and another wholly owned subsidiary of Evergy, Evergy Kansas Central, Inc. (“Evergy Kansas Central”), separately filed the combined Annual Report on Form 10-K listed above. However, the information therein relating solely to our parent and its consolidated subsidiaries (other than Evergy Metro and its consolidated subsidiaries), including Evergy Missouri West, Inc., was separately filed by Evergy on its behalf, the information contained in the combined reports relating solely to Evergy Kansas Central and its consolidated subsidiaries was separately filed by Evergy Kansas Central on its behalf and the information therein relating solely to Evergy Metro and its consolidated subsidiaries was separately filed by us. We do not intend to incorporate by reference in this prospectus supplement the information relating to Evergy and its subsidiaries (other than Evergy Metro and its consolidated subsidiaries), and we make no representation as to the information relating to Evergy and its subsidiaries (other than Evergy Metro and its consolidated subsidiaries) contained therein. The only information you should rely upon in determining whether to invest in the Bonds offered hereby is the information of Evergy Metro and its consolidated subsidiaries contained in this prospectus supplement and the accompanying prospectus, the information separately provided by Evergy Metro and its consolidated subsidiaries in the documents incorporated by reference herein and any free writing prospectus used in connection with the offering of Bonds described in this prospectus supplement and the accompanying prospectus.

Our parent’s website is www.evergy.com. Information contained on our parent’s website is not incorporated herein. We make available, free of charge, on or through the “Investor Relations” tab on our parent’s website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our parent’s website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Evergy Metro, Inc., 1200 Main Street, Kansas City, Missouri 64105 (Telephone No.: (816) 556-2200), Attention: Corporate Secretary, or by contacting us on our website.

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference.

Our Company

Evergy Metro, Inc., a Missouri corporation incorporated in 1922 and headquartered in Kansas City, Missouri, is an integrated, regulated electric utility that engages in the generation, transmission, distribution and sale of electricity. As of December 31, 2024, we served approximately 586,500 customers located in western Missouri and eastern Kansas. Our customers included approximately 519,700 residences, 65,000 commercial firms, and 1,800 industrials, municipalities and other electric utilities as of December 31, 2024. Our retail revenues averaged approximately 86% of our total operating revenues over the last three years. Wholesale firm power, bulk power sales and miscellaneous electric revenues accounted for the remainder of our revenues. We are significantly impacted by seasonality with approximately one-third of our retail revenues recorded in the third quarter. Missouri and Kansas jurisdictional retail revenues averaged approximately 55% and 45%, respectively, of total retail revenues over the last three years.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105, and our telephone number is (816) 556-2200.

The Offering

The following summary contains basic information about the Bonds. It does not contain all the information that is important to you. For a more complete understanding of the Bonds, please refer to the section of this prospectus supplement entitled “Description of the Bonds” and the section of the accompanying prospectus entitled “Description of General Mortgage Bonds” and the information included or incorporated by reference herein and therein before making an investment decision.

Issuer	Evergy Metro, Inc.

Bonds Offered	We are offering $ aggregate principal amount of % Mortgage Bonds, Series 2025 due 20 (the “Bonds”).

Maturity Date	The Bonds will mature on , 20 .

Interest Rate	The per annum interest rate on the Bonds will be %.

Interest Payment Dates	Interest on the Bonds will be payable semi-annually in arrears on and of each year, beginning on , 2026.

Ranking and Security	The Bonds will be secured by the lien of the Mortgage Indenture and will rank equally and ratably (except as to sinking fund and other analogous funds established for the benefit of a particular series) with all general mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture. As of June 30, 2025, after giving effect to the Bonds offered hereby, we would have had approximately $ billion aggregate principal amount of general mortgage bonds outstanding.

Optional Redemption	Prior to , 20 (the date that is months prior to the maturity date of the Bonds (the “Par Call Date”)), we may redeem the Bonds at any time in whole, or from time to time in part, at our option, at the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus    basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the Bonds at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption. See “Description of the Bonds — Optional Redemption” in this prospectus supplement.

Form of Bonds	One or more global securities held in the name of The Depository Trust Company (“DTC”) or its nominee in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances	Subject to the limits contained in the Mortgage Indenture that are described under “Description of the Bonds — Basis for Issuance of the Bonds” and the limits described under “Description of the Bonds — Ranking and Security” in this prospectus supplement, we may, at any time, without the consent of the holders of the Bonds, create and issue additional general mortgage bonds under the Mortgage Indenture ranking equally and ratably with, and having the same terms (except for the price to the public, the issue date and the first interest payment date, as applicable), as the Bonds offered hereby. Any such additional general mortgage bonds, together with the Bonds offered hereby, will constitute a single series of general mortgage bonds under the Mortgage Indenture; provided that if any such additional general mortgage bonds are not fungible for U.S. federal income tax purposes with the Bonds offered hereby, such additional general mortgage bonds will be issued under a separate CUSIP number.

Basis for Issuance of Bonds	We will issue the Bonds under the Mortgage Indenture based upon the value of unbonded bondable property. See “Description of General Mortgage Bonds — Security and Priority — Issuance of Additional Mortgage Bonds” in the accompanying prospectus. As of June 30, 2025, we could issue under the Mortgage Indenture:

•	based upon the value of unbonded bondable property, up to approximately $5.5 billion of additional general mortgage bonds ($ after giving effect to this offering); and

•	based upon the retirement of previously issued general mortgage bonds, no additional general mortgage bonds.

Use of Proceeds	The net proceeds from this offering, after deducting the underwriting discount and estimated expenses of this offering, are expected to be approximately $ . We intend to use the net proceeds from this offering (i) to repay at maturity $350,000,000 aggregate principal amount of our outstanding 3.65% Senior Notes due August 15, 2025 (the “2025 Notes”), (ii) to repay indebtedness incurred under our commercial paper program and (iii) for general corporate purposes. As of June 30, 2025, we had outstanding approximately $305.9 million of short-term indebtedness under our commercial paper program with a weighted average interest rate of 4.57%. See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	Certain of the underwriters or their affiliates may own some of the 2025 Notes or hold some of our outstanding commercial paper that may be repaid using a portion of the net proceeds from this offering. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds from this offering, and in that case such underwriter would be deemed to have a conflict of interest under Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Bonds in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.

Risk Factors	See “Risk Factors” beginning on page S-11 of this prospectus supplement and page 5 of the accompanying prospectus and other information incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the Bonds.

No Listing of the Bonds	We do not intend to list the Bonds on any securities exchange or seek their quotation on any automated dealer quotation system.

Mortgage Trustee	UMB Bank, N.A.

Summary Consolidated Financial Data

The following summary of consolidated financial data for the years ended December 31, 2022 through December 31, 2024 has been derived from our audited consolidated financial statements and related notes, incorporated by reference in this prospectus supplement. The following summary of consolidated financial data for year to date June 30, 2025 and June 30, 2024 has been derived from our unaudited consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and the accompanying prospectus. The information set forth below is qualified in its entirety by reference to, and therefore should be read together with, the relevant management’s discussion and analysis of financial condition and results of operations, financial statements and related notes and other financial information incorporated by reference herein.

	Year to Date June 30,		Year Ended December 31,
	2025	2024	2024	2023	2022
	(in millions)
Income Statement Data:
Operating revenues	$898.9	$894.9	$1,893.7	$1,889.0	$1,970.6
Operating expenses	706.9	693.5	1,382.5	1,364.4	1,438.4

Operating income	$192.0	$201.4	$511.2	$524.6	$532.2

Net income	$105.7	$107.3	$324.5	$332.0	$355.4

Cash Flow Data:
Cash flows from operating activities	$287.0	$239.0	$722.0	$743.2	$731.1
Cash flows used in investing activities	(323.0)	(364.7)	(619.6)	(729.2)	(660.2)
Cash flows from (used in) financing activities	37.1	125.0	(102.0)	(13.8)	(69.9)
Other Financial Data:
Depreciation and amortization	$204.0	$202.4	$400.6	$416.6	$337.8
Amortization of nuclear fuel	16.3	12.3	28.4	31.5	27.9
Additions to property, plant and equipment	(322.1)	(362.3)	(619.7)	(757.4)	(780.9)

RISK FACTORS

An investment in the Bonds is subject to various risks. These risks should be considered carefully with the information provided elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Bonds. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” and “Cautionary Statements Regarding Certain Forward-Looking Information” in this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2024 for a description of additional uncertainties associated with our business, results of operations and financial condition and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Indebtedness — Our indebtedness could adversely affect our ability to fulfill our obligations under the Bonds.

Our consolidated indebtedness and debt service obligations are significant. Our consolidated interest expense was $70.5 million for the year to date June 30, 2025. As of June 30, 2025, our total consolidated long-term debt, including current maturities, was $3.2 billion, excluding contractual obligations and other commitments, and our total shareholder’s equity was $3.4 billion. We may incur additional short-term and long-term debt from time to time to finance our construction requirements, pension benefit plan funding requirements, dividends to our parent company, working capital or capital expenditures or for other general corporate purposes, subject to the restrictions contained in our master revolving credit agreement that governs our senior unsecured revolving credit facility (the “Credit Facility”) and in any other agreements under which we incur debt. The Mortgage Indenture does not, in general, restrict our ability to incur additional debt or to guarantee debt of our affiliates.

Our debt could have important consequences to holders of the Bonds, including the following:

•

we are required to use a substantial portion of our consolidated cash flow from operations to pay principal and interest on our debt, thereby reducing the availability of our consolidated cash flow to fund our construction requirements, pension benefit plan funding requirements, dividends to our parent company, working capital and capital expenditures and for other general corporate purposes;

•

if prevailing interest rates increase, our interest expense could increase because any borrowings under our Credit Facility and under our commercial paper program and certain tax-exempt bonds on which we are obligated will bear interest at floating rates;

•

our leverage increases our vulnerability to economic downturns, and adverse competitive and industry conditions could place us at a competitive disadvantage compared to those of our competitors that are less leveraged; and

•

our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry and could limit our ability to pursue other business opportunities, borrow more money for operations or raise capital in the future and implement our business strategies.

No Guarantees — Our parent company is not guaranteeing the Bonds and you should not rely upon information relating to our parent company in determining whether to invest in the Bonds.

As described in more detail under “Where You Can Find More Information,” we and our parent company, Evergy, separately file combined annual and quarterly and, at times, combined current reports. However, only the information related to Evergy Metro and its consolidated subsidiaries is incorporated by reference in this prospectus supplement. You should not rely on any information relating solely to Evergy or its subsidiaries (other than Evergy Metro and its subsidiaries) in determining whether to invest in the Bonds. The Bonds are not guaranteed by Evergy or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the Bonds or any other amount that may be required to be paid under the Mortgage Indenture or the Bonds, preventing or curing an event of default under the terms of the Mortgage Indenture, complying with any other obligation under the Mortgage Indenture or the Bonds or otherwise.

No Prior Market for the Bonds — There is no prior market for the Bonds, and if a market develops, it may not be liquid and prices of the Bonds may vary.

We do not intend to list the Bonds on any securities exchange or to seek their quotation on any automated dealer quotation system. We cannot assure holders of the Bonds that any liquid market for the Bonds will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the Bonds following this offering. However, the underwriters have no obligation to make a market in the Bonds and, at their sole discretion, they may stop at any time. Further, there can be no assurance as to the liquidity of any market that may develop for the Bonds, holders’ ability to sell their Bonds or the price at which holders will be able to sell their Bonds. Future trading prices of the Bonds will depend on many factors, including prevailing interest rates (which have fluctuated in the past and are likely to fluctuate in the future), our financial condition and results of operations, the then-current ratings assigned to the Bonds and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Bonds;

•	the outstanding amount of the Bonds;

•	the terms related to optional redemption of the Bonds; and

•	the level, direction and volatility of market interest rates generally.

Our credit ratings and ratings on the Bonds may be decreased, suspended or withdrawn and may not reflect all risks of your investment in the Bonds.

Evergy Metro and certain of its securities are rated by Moody’s Investors Service, Inc. and S&P Global Ratings. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be decreased, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Evergy Metro’s credit ratings could decrease as a result of events directly affecting Evergy and its subsidiaries (other than Evergy Metro and its subsidiaries), even though Evergy is not guaranteeing the Bonds and is not generally obligated to provide credit support to us. Holders of Bonds will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any decrease, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of debt securities issued by us, including the Bonds.

Evergy Metro’s credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings generally will affect the market value of the Bonds. These credit ratings may not reflect the potential impact of risks relating to the terms or market for the Bonds. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each rating agency’s rating should be evaluated independently of any other rating agency’s rating.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discount and estimated expenses of this offering, are expected to be approximately $    . We intend to use the net proceeds from this offering (i) to repay at maturity $350,000,000 aggregate principal amount of our outstanding 2025 Notes, (ii) to repay indebtedness incurred under our commercial paper program and (iii) for general corporate purposes. As of June 30, 2025, we had outstanding approximately $305.9 million of short-term indebtedness under our commercial paper program with a weighted average interest rate of 4.57%.

A portion of the net proceeds may be invested temporarily in short-term interest bearing accounts, securities or similar investments until they are used for their intended purpose.

Certain of the underwriters or their affiliates may own some of the 2025 Notes or hold some of our outstanding commercial paper that may be repaid using a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF THE BONDS

The following description of the particular terms of the Bonds supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Bonds set forth in the accompanying prospectus under “Description of General Mortgage Bonds,” to which reference is hereby made. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the accompanying prospectus or in the Mortgage Indenture referred to therein.

The following description, together with the “Description of General Mortgage Bonds” in the accompanying prospectus, is a summary of the material provisions of the Bonds and the Mortgage Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Bonds and the Mortgage Indenture, including the definition of certain terms used in the Mortgage Indenture. We urge you to read the Mortgage Indenture because it, and not this description, defines your rights as a holder of the Bonds.

General

The Bonds constitute a single series of general mortgage bonds to be issued under the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, as supplemented from time to time, including by the Twenty-second Supplemental Indenture, to be dated as of August   , 2025, establishing the terms of the Bonds, each executed by the Company and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee. We refer in this prospectus supplement to such general mortgage bonds as the “general mortgage bonds,” to such General Mortgage Indenture and Deed of Trust, as supplemented, as the “Mortgage Indenture” and to UMB Bank, N.A. as the “Mortgage Trustee.” The Bonds will initially be limited to $     aggregate principal amount and will mature on     , 20 .

The Bonds will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on      and      of each year, beginning on     , 2026, to the persons in whose names the Bonds are registered at the close of business on the record date for the interest payment date, which will be the close of business on (i) the Business Day (as defined herein) immediately preceding such interest payment date so long as all of the Bonds remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding each interest payment date if any of the Bonds do not remain in book-entry only form, whether or not such day is a Business Day. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any date on which interest is payable on the Bonds is not a Business Day, then payment of the interest payable on that date will be made on the next succeeding day which is a Business Day (and without any additional interest or other payment in respect of any delay).

As used in this section, “Business Day” means, with respect to the Bonds, any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

The Bonds will be issued only in registered form in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

We will initially offer $     aggregate principal amount of the Bonds. Subject to the limits contained in the Mortgage Indenture that are described under “— Basis for Issuance of the Bonds” and the limits described under “— Ranking and Security” in this prospectus supplement, we may, at any time, without the consent of the holders of the Bonds, issue additional general mortgage bonds under the Mortgage Indenture ranking equally and ratably with, and having the same interest rate, maturity and other terms (except for the price to public, the issue date and the first interest payment date, as applicable), as the Bonds being offered hereby. Any such additional general mortgage bonds, together with the Bonds offered hereby, will constitute a single series of general mortgage bonds under the Mortgage Indenture; provided that if any such additional general mortgage bonds are not fungible for U.S. federal income tax purposes with the Bonds offered hereby, such additional general mortgage bonds will be issued under a separate CUSIP number.

Basis for Issuance of the Bonds

We will issue the Bonds under the Mortgage Indenture based upon the value of unbonded bondable property. As of June 30, 2025, we could issue under the Mortgage Indenture:

•	based upon the value of unbonded bondable property, up to approximately $5.5 billion of additional general mortgage bonds ($ after giving effect to this offering); and

•	based upon the retirement of previously issued general mortgage bonds, no additional general mortgage bonds.

For more information, see “Description of General Mortgage Bonds — Security and Priority — Issuance of Additional Mortgage Bonds” in the accompanying prospectus.

Ranking and Security

The Bonds will be secured by the lien of the Mortgage Indenture and will rank equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with all general mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture. For more information, see “Description of General Mortgage Bonds — Security and Priority” in the accompanying prospectus. As of June 30, 2025, after giving effect to the Bonds offered hereby we would have had approximately $     billion aggregate principal amount of general mortgage bonds outstanding.

Optional Redemption

Prior to     , 20  (the date that is      months prior to the maturity date of the Bonds (the “Par Call Date”)), we may redeem the Bonds at any time in whole, or from time to time in part, at our option, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the Bonds plus      basis points less (b) interest accrued to the redemption date; and

•	100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the Bonds at any time in whole, or from time to time in part, at our option, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of the optional redemption provisions, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”);

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Mortgage Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the redemption price.

Notice of any redemption will be mailed at least 10 days but not more than 40 days before the redemption date to each holder of the Bonds to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions thereof called for redemption. If less than all of the Bonds are to be redeemed, the particular Bonds or portions of such Bonds to be redeemed will be selected by DTC in such manner as it shall determine.

Notwithstanding the foregoing, if at the time of mailing any notice of redemption, we have not irrevocably directed the Mortgage Trustee to apply funds to redeem all the Bonds called for redemption, such notice of redemption at our option may state that such redemption is subject to the receipt by the Mortgage Trustee on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such Bonds and that such notice will be of no effect unless moneys are so received before the date fixed for redemption.

Sinking Fund

The Bonds will not be entitled to the benefit of any sinking fund, or to a special redemption by operation of a sinking fund.

No Guarantees

The Bonds are not guaranteed by our parent company, Evergy, or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to Evergy Metro for the purpose of paying the principal of, or premium, if any, or interest on, the Bonds or any other amount that may be required to be paid under the Mortgage Indenture or the Bonds, preventing or curing an event of default under the terms of the Mortgage Indenture or complying with any other obligation under the Mortgage Indenture or the Bonds or otherwise.

Concerning the Mortgage Trustee

We and our affiliates maintain corporate trust and other banking relationships (including borrowing) with UMB Bank, N.A. and its affiliates.

Book-Entry System

Upon issuance, the Bonds will be represented by one or more global securities deposited with, or on behalf of, DTC, as depositary. The global securities representing the Bonds will be registered in the name of the depositary or its nominee. Except under the circumstances described in the accompanying prospectus under “Book-Entry System,” the Bonds will not be issuable in definitive form. So long as the Bonds are represented by one or more global securities, the depositary or its nominee will be considered the sole owner or holder of such Bonds for all purposes under the Mortgage Indenture, and the beneficial owners of such Bonds will be entitled only to those rights and benefits afforded to them in accordance with the depositary’s regular operating procedures. The depositary has confirmed to us, the underwriters and the Mortgage Trustee that it intends to follow such procedures with respect to the Bonds. A further description of the depositary’s procedures with respect to global securities is set forth in the accompanying prospectus under “Book-Entry System.”

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream Banking S.A. (“Clearstream”) participants or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Bonds received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Bonds settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Bonds by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Bonds. Because this discussion is a summary, it does not address all aspects of taxation that may be relevant to a particular holder of the Bonds in light of the holder’s personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	brokers or dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks;

•	thrifts;

•	regulated investment companies;

•	real estate investment trusts;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	insurance companies;

•	persons that hold the Bonds as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction”;

•	persons liable for alternative minimum tax;

•	certain former U.S. citizens or long-term residents or expatriates;

•	retirement plans;

•	U.S. holders (as defined below) that have a “functional currency” other than the U.S. dollar or that hold Bonds through a non-U.S. broker or other non-U.S. intermediary;

•	persons who acquire the Bonds in connection with employment or other performance of services;

•	persons required for U.S. federal income tax purposes to conform the timing of accruals with respect to the Bonds to their financial statements; and

•	partnerships (or other pass-through entities or arrangements) or investors in such partnerships (or other pass-through entities or arrangements).

This summary assumes that the Bonds are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes, which generally means property held for investment. In addition, except where otherwise provided, this discussion only addresses the U.S. federal income tax consequences to initial investors that purchase the Bonds for cash, at their original issue price, and does not discuss the tax consequences for subsequent purchasers of the Bonds. It does not consider certain U.S. federal income tax consequences that may be relevant to holders of our indebtedness (such as the 2025 Notes and our commercial paper) that receive repayment in respect of such indebtedness in connection with this offering. In addition, it does not consider any tax consequences arising out of U.S. federal gift, generation-skipping and estate tax laws or under the tax laws of any foreign, state, local or other jurisdiction.

If a partnership, including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of Bonds, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership that is considering purchasing Bonds (or a partner in such partnership), you should consult with your tax advisor.

This discussion is based upon the Code, applicable Treasury regulations promulgated thereunder, judicial authority and administrative interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Bonds.

We urge you to consult your own tax advisor about the particular U.S. federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Bonds and the application of the U.S. federal income tax laws to your particular situation.

Contingent Payments

If we exercise our right to redeem the Bonds, in whole or in part, we may be obligated to redeem such Bonds at a redemption price in excess of the stated principal thereof and unpaid interest accrued thereon as described under “Description of the Bonds — Optional Redemption” herein. We intend to take the position that the likelihood that we will be required to make such payments is remote as of the issue date of the Bonds and therefore that these provisions do not cause the Bonds to be treated as “contingent payment debt instruments” for U.S. federal income tax purposes within the meaning of the applicable Treasury regulations and that any premium payable upon redemption will not affect the yield to maturity or the maturity date of the Bonds. Assuming this position is respected, you would be required to include in income any such additional amounts at the time the payments are received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Our determination that the Bonds are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge our determination and the Bonds were treated as contingent payment debt instruments, you would be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the Bonds regardless of your method of tax accounting and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a Bond. Our determination that the Bonds are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations. The remainder of this discussion assumes that the Bonds are not treated as contingent payment debt instruments.

U.S. Holders

A “U.S. holder” is a beneficial owner of Bonds that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

Interest

If the Bonds are issued at a discount from their stated redemption price at maturity, it is expected, and this discussion assumes, that any such discount will be less than the statutorily defined de minimis amount. Accordingly, stated interest on the Bonds generally will be taxable to a U.S. holder as ordinary interest income at the time such interest is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of Bonds

A U.S. holder will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Bond. The amount of the U.S. holder’s gain or loss will equal the difference between the amount the U.S. holder receives for the Bond (except to the extent such amount represents accrued but unpaid interest, which will be treated as ordinary interest income to the extent the U.S. holder has not previously included the accrued interest in gross income) minus the U.S. holder’s tax basis in the Bond. The U.S. holder’s tax basis in a Bond generally will be the price the U.S. holder paid for the Bond. Any such gain or loss on a taxable disposition of a Bond, as described above, will generally constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held such Bond for more than one year at the time of disposition. Under current U.S. federal income tax law, long-term capital gains of certain non-corporate U.S. holders (including individuals) are eligible for taxation at preferential U.S. federal income tax rates. The deductibility of capital losses against ordinary income is subject to limitations. Each U.S. holder is urged to consult its tax advisor regarding the deductibility of capital losses in its particular situation.

Net Investment Income Tax

Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which generally will include interest and gain on a sale in respect of the Bonds, subject to certain exceptions. Each U.S. holder is urged to consult its tax advisor regarding the applicability of the net investment income tax to its income and gains in respect of its investment in the Bonds.

Information Reporting and Backup Withholding

Payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the Bonds generally will be subject to information reporting requirements unless the U.S. holder is an exempt recipient, such as a corporation, and, if required, demonstrates its status as an exempt recipient. In addition, such payments generally will be subject to U.S. federal backup withholding tax, currently at a rate of 24%, unless the U.S. holder supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

A “Non-U.S. holder” is a beneficial owner of Bonds that is neither (i) a U.S. holder nor (ii) a partnership or other pass-through entity or arrangement that is treated as a partnership for U.S. federal income tax purposes (which, as indicated above, we do not address herein).

Payments on the Bonds

Subject to the discussions below concerning backup withholding and FATCA (as defined below) withholding, payments of interest on a Bond to any Non-U.S. holder will generally not be subject to U.S. federal income or withholding tax, provided that the interest is not effectively connected with a U.S. trade or business conducted by the Non-U.S. holder and:

the Non-U.S. holder is not (and, if so requested by the paying agent, certifies that it is not):

•	an actual or constructive owner of 10% or more of the total voting power of all our voting stock;

•	a controlled foreign corporation related (directly or indirectly) to us through stock ownership; or

•	a bank receiving interest on an extension of credit made pursuant to a loan agreement with us entered into in the ordinary course of its trade or business; and

we, or our paying agent, receive:

•	from the Non-U.S. holder, a properly completed IRS Form W-8BEN or W-8BEN-E (or substitute IRS Form W-8BEN or W-8BEN-E or the appropriate successor form), signed under penalties of perjury,

which provides the Non-U.S. holder’s name and address and certifies that the Non-U.S. holder of the Bond is not a United States person (as defined in the Code); or

•

from a securities clearing organization, bank or other financial institution that holds the Bonds in the ordinary course of its trade or business (a “financial institution”) on behalf of the Non-U.S. holder, certification under penalties of perjury that such an IRS Form W-8BEN or W-8BEN-E (or substitute IRS Form W-8BEN or W-8BEN-E or the appropriate successor form) has been received by it, or by another such financial institution, from the Non-U.S. holder, and a copy of the IRS Form W-8BEN or W-8BEN-E (or substitute IRS Form W-8BEN or W-8BEN-E or the appropriate successor form) is furnished to the payor.

Special rules may apply to holders that hold Bonds through “qualified intermediaries” within the meaning of the U.S. federal income tax laws.

If interest on a Bond is effectively connected with the conduct by a Non-U.S. holder of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to a permanent establishment or a fixed base in the United States), then such income generally will be subject to U.S. federal income tax on a net income basis at the rates applicable to United States persons generally (and, if realized by corporate Non-U.S. holders, may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be available pursuant to an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net income basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to U.S. federal withholding tax so long as the holder provides us or the paying agent with a properly completed IRS Form W-8ECI.

A Non-U.S. holder that does not qualify for an exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate if the Non-U.S. holder qualifies for such applicable treaty benefit and certifies such qualification via an IRS Form W-8BEN or W-8BEN-E, as applicable) on payments of interest on the Bonds. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld from payments on the Bonds if we determine that we must so withhold in respect of the amounts described above.

Non-U.S. holders may be required to periodically update their IRS forms.

Non-U.S. holders should consult their tax advisors concerning certification requirements and about any applicable income tax treaties, which may provide for an exemption from or a lower rate of withholding tax, exemption from or reduction of branch profits tax or other rules different from those described above.

Sale, Exchange or Other Taxable Disposition of Bonds

Subject to the discussions of backup withholding and FATCA withholding below, any gain realized by a Non-U.S. holder on the sale, exchange, redemption, retirement or other disposition of a Bond generally will not be subject to U.S. federal income tax, unless:

•

such gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, such gain is attributable to a permanent establishment or a fixed base maintained by the Non-U.S. holder in the United States; or

•

the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of such disposition (as determined under the Code) and certain other conditions are satisfied.

If the first bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, unless such Non-U.S. holder qualifies under an applicable income tax treaty that provides otherwise. In addition, if such Non-U.S. holder is classified as a corporation for U.S. federal income tax purposes, such Non-U.S. holder may also be subject to the branch profits tax described above. If the second bullet point applies, the Non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate if such Non-U.S. holder qualifies under an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale, exchange, redemption, retirement or other disposition of the Bonds) exceed capital losses allocable to U.S. sources during the taxable year of such disposition of the Bonds.

Gain realized on a disposition of a Bond will not include amounts that represent accrued but unpaid interest, which will be treated as described under “—Payments on the Bonds” herein.

Information Reporting and Backup Withholding

Payments of interest to a Non-U.S. holder generally will be reported to the IRS and to the Non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific income tax treaty or agreement with the tax authorities of the country in which the Non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding and additional information reporting on payments of principal or interest on a Bond and the payment of proceeds from the sale of a Bond, provided that the Non-U.S. holder (i) certifies its nonresident status on the appropriate IRS Form W-8 (or a suitable substitute form) and certain other conditions are met or (ii) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the Non-U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a U.S. federal withholding tax at a rate of 30% will be imposed in certain circumstances on payments of interest on the Bonds. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company) as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity). If a Bond is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Bonds if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above.

Under current provisions of the Code, FATCA withholding tax also can apply to payments of the gross proceeds from a sale or other disposition of obligations that produce U.S.-source interest, such as the Bonds. Treasury regulations have been proposed, however, that would eliminate FATCA withholding tax on such gross proceeds. According to the preamble to such proposed Treasury regulations, taxpayers generally may rely on the proposed Treasury regulations until final Treasury regulations are issued (which regulations could be subject to change).

Prospective purchasers of the Bonds should consult their own tax advisors regarding the application of FATCA to the purchase, ownership and disposition of Bonds in their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in an underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, for whom BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, severally and not jointly, the principal amount of Bonds that appears opposite their names in the table below:

Underwriter	Principal Amount of Bonds
BNY Mellon Capital Markets, LLC	$
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC

Total	$

The underwriters are offering the Bonds subject to their acceptance of the Bonds from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Bonds offered hereby are subject to certain conditions. The underwriting agreement provides that the underwriters are obligated to purchase all of the Bonds, if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Bonds sold by the underwriters to the public will initially be offered at the initial price to the public set forth on the cover page of this prospectus supplement and may be offered to certain dealers at this price less a concession not in excess of     % of the aggregate principal amount of the Bonds. The underwriters may allow, and those dealers may reallow, a discount not in excess of     % of the aggregate principal amount of the Bonds to certain other dealers. If the Bonds are not sold at the initial price to the public, the underwriters may change the price to the public and the other selling terms. The underwriters may offer and sell Bonds through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Bonds:

Paid by Us
Per Bond		%
Total	$

Expenses associated with this offering to be paid by us, other than the underwriting discount, are estimated to be approximately $    .

We have also agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The Bonds are a new issue of securities with no established trading market. We do not intend to list the Bonds on any securities exchange or seek their quotation on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Bonds, but they are not obligated to do so. At their sole discretion, the underwriters may discontinue any market making in the Bonds at any time without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Bonds, that you will be able to sell your Bonds at a particular time or that the price you receive when you sell will be favorable.

In connection with the offering of the Bonds, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Bonds. Specifically, the underwriters may overallot in connection with the offering of the Bonds, creating syndicate short positions. In addition, the underwriters may bid for and purchase Bonds in the open market to cover syndicate short positions or to stabilize the price of the Bonds. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Bonds in this offering if the syndicate repurchases previously distributed Bonds in syndicate covering transactions, stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Bonds above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their affiliates have provided and in the future may continue to provide investment banking, commercial banking, corporate trust and other financial services, including the provision of credit facilities, to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. Affiliates of certain of the underwriters are lenders or agents under the Credit Facility. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of these underwriters or their affiliates routinely hedge, and certain other of these underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates may own some of the 2025 Notes or hold some of our outstanding commercial paper that may be repaid using a portion of the net proceeds from this offering. It is possible that one or more of the underwriters or their affiliates could receive 5% or more of the net proceeds from this offering, and in that case such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the Bonds in accordance with FINRA Rule 5121. If FINRA Rule 5121 is applicable, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Settlement

Delivery of the Bonds is expected to be made against payment therefor on or about the settlement date set forth on the cover page of this prospectus supplement, which will be the     business day following the date of this prospectus supplement (such settlement being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Bonds on any date prior to the first business day before delivery of the Bonds will be required, by virtue of the fact that the Bonds initially will settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds on any date prior to the first business day before delivery of the Bonds should consult their advisors.

Selling Restrictions

Notice to Prospective Investors in Bermuda

The Bonds may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda, which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication of in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Bonds in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European

Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA and regulations made thereunder (the “UK Prospectus Regulation”) ”); and (b) the expression “offer” includes the communication of in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the Bonds in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Bonds. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the FSMA or the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus are for distribution only to persons in the United Kingdom who are qualified investors (as defined in the UK Prospectus Regulation) and (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The Bonds may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Bonds may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the Financial Instruments and Exchange Law) and the Bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Bonds. The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Bonds constitutes a prospectus pursuant to the FinSA or a listing prospectus within the meaning of the listing rules of the Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The Bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration or filing with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Bonds in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may the Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the Bonds under Section 275 of the SFA except (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA or (vi) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the Bonds under Section 275 of the SFA except (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (ii) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (iii) where no consideration is or will be given for the transfer, (iv) where the transfer is by operation of law, (v) as specified in Section 276(7) of the SFA or (vi) as specified in Regulation 32.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Bonds will be passed upon for us by Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary of the Company, and Hunton Andrews Kurth LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Bracewell LLP, New York, New York. From time to time, Bracewell LLP acts as counsel for us or our affiliates for various matters.

At August 1, 2025, Ms. Humphrey owned beneficially a number of shares of common stock of Evergy, including restricted stock and performance shares that may be paid in shares of common stock at a later date based on Evergy’s performance, which represented less than 0.1 % of the total outstanding common stock of Evergy.

EXPERTS

The financial statements of Evergy Metro, Inc. as of December 31, 2024 and 2023, and for each of the three years ended December 31, 2024, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

EVERGY METRO, INC.

Notes

General Mortgage Bonds

These securities are not obligations of, nor guaranteed by, Evergy, Inc., our corporate parent.

Evergy Metro, Inc. (“Evergy Metro”) may offer and sell, from time to time, notes and general mortgage bonds in one or more offerings. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will provide specific information about the offerings and the terms of these securities in one or more supplements to this prospectus. The supplements may also add, update or change the information contained in this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and the related prospectus supplements before you invest in these securities.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105 and our telephone number is (816) 556-2200.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 5 of this prospectus.

We may offer and sell these securities through one or more underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. We will set forth in the related prospectus supplement the specific terms of the plan of distribution, including the name of the underwriters, dealers or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a supplement to this prospectus that will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus, including information about us. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Therefore, for a complete understanding of our securities being offered, we urge you to read carefully the registration statement (including the exhibits thereto), this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference under “Where You Can Find More Information”, before deciding whether to invest in any of our securities being offered.

This prospectus, any prospectus supplement and any free writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information, and neither we nor the underwriters of any offering of securities will authorize anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

As described in more detail below under “Where You Can Find More Information,” we , Evergy, Inc. (“Evergy”), our parent company, and a wholly-owned subsidiary of Evergy, separately file combined reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, only the information related to Evergy Metro and its consolidated subsidiaries is incorporated by reference in this prospectus. You should not rely on any information relating solely to Evergy or its subsidiaries (other than Evergy Metro and its consolidated subsidiaries and the information provided separately by Evergy Metro or its consolidated subsidiaries) in determining whether to invest in any securities offered hereby. The securities are not guaranteed by Evergy or any of its or our subsidiaries. None of those entities has any obligation to make any capital contribution or distributions or to advance funds to us for the purpose of paying the principal of, or premium, if any, or interest on, the securities or any other amount that may be required to be paid under any indenture, preventing or curing an event of default under the terms of any indenture, complying with any other obligation under any indenture or the securities or otherwise.

Unless the context otherwise requires or as otherwise indicated, when we refer to “Evergy Metro,” the “Company,” “we,” “us” or “our” in this prospectus or when we otherwise refer to ourselves in this prospectus, we mean Evergy Metro, Inc. and not any of its subsidiaries, unless the context clearly indicates otherwise. Additionally, when we refer to the Evergy Companies we mean, collectively, Evergy, Inc., Evergy Kansas Central, Inc. (“Evergy Kansas Central”) and Evergy Metro, Inc.

CAUTIONARY STATEMENTS REGARDING

CERTAIN FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated or deemed incorporated by reference herein as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and the extent to which counterparties are willing to do business with, finance the operations of or purchase energy from the Evergy Companies due to the fact that the Evergy Companies operate coal-fired generation; prices and availability of electricity and natural gas in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of future pandemic health events on, among other things, sales, results of operations, financial position, liquidity and cash flows, and also on operational issues, such as supply chain issues and the availability and ability of the Evergy Companies’ employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, disruptions in the banking industry, including volatility in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of physical and cybersecurity breaches, criminal activity, terrorist attacks, acts of war and other disruptions to the Evergy Companies’ facilities or information technology infrastructure or the facilities and infrastructure of third-party service providers on which the Evergy Companies rely; impact of geopolitical conflicts on the global energy market, including the ability to contract for non-Russian sourced uranium; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; impacts of tariffs; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to the Evergy Companies’ ability to attract and retain qualified personnel, maintain satisfactory relationships with their labor unions and manage costs of, or changes in, wages, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence Evergy’s strategic plan, financial results or operations; the impact of changing expectations and demands of the Evergy Companies’ customers, regulators, investors and stakeholders, including heightened emphasis on environmental, social and governance concerns; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. You should also carefully consider the information contained under the heading “Risk Factors” in this prospectus, any prospectus supplement, and in our other SEC filings. Additional risks and uncertainties are discussed from time to time in the Annual Report on Form 10-K for the year ended December 31, 2023 filed by Evergy Metro with the SEC, and from time to time in current reports on Form 8-K and quarterly reports on Form 10-Q filed by Evergy Metro with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Evergy Metro undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

EVERGY METRO, INC.

Evergy Metro is an integrated, regulated electric utility that provides electricity to customers in the states of Missouri and Kansas.

Our principal executive offices are located at 1200 Main Street, Kansas City, Missouri 64105 and our telephone number is (816) 556-2200. Our parent company maintains a website at www.evergy.com where general information about us is available. Our parent company’s Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 and incorporated by reference into this prospectus;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May  9, 2024 and August 9 , 2024, respectively, and incorporated by reference into this prospectus; and

•	documents that we file with the SEC after the date of this prospectus and that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless we inform you otherwise in a supplement to this prospectus, we anticipate using any net proceeds received by us from the issuance of any of the offered securities for general corporate purposes, including, among others:

•	repayment of debt;

•	repurchase, retirement or refinancing of other securities;

•	funding of construction expenditures; and

•	acquisitions.

Pending such uses, we may also invest the proceeds in certificates of deposit, United States government securities or certain other short-term interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

DESCRIPTION OF NOTES

General

The notes will represent unsecured obligations of Evergy Metro. We will issue each series of notes under the Indenture, dated as of May 1, 2007, between Evergy Metro and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this Indenture in this prospectus as the “Indenture” and to The Bank of New York Mellon Trust Company, N.A. as the “trustee.” If at any time there is more than one trustee under the Indenture, the term “trustee” as used in this section with respect to the notes of any series means the trustee with respect to the notes of that series.

We have summarized selected provisions of the Indenture below. However, the following statements are summaries only, do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the Indenture, which is incorporated by reference herein. Certain of the terms used below are used herein with the meanings ascribed to such terms by the Indenture. You should carefully read the summary below and the provisions of the Indenture that may be important to you before investing. The Indenture, and not the description contained herein, defines the rights of the holders of the notes.

The following sets forth certain general terms and provisions of the notes. The particular terms of the series of notes offered by any prospectus supplement will be described in that prospectus supplement. The Indenture provides that the notes may be issued in one or more series, may be issued at various times, may have differing maturity dates, may bear interest at differing rates and may have other differing terms and conditions, as described below. We need not issue all notes of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holder of the notes of that series for issuances of additional notes. One or more series of the notes may be issued with the same or various maturities at par, above par or at a discount. Notes bearing no interest or interest at a rate which, at the time of issuance, is below the market rate (“Original Issue Discount Securities”) will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the prospectus supplement relating to those securities. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, that we or our subsidiaries may incur. There is no limitation of the amount of debt we may issue under the Indenture. The Indenture also permits us to merge or consolidate or to transfer or lease our assets, subject to certain conditions (see “—Consolidation, Merger and Sale or Disposition of Assets” below).

Ranking

Each series of notes will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt. As of June 30, 2024, our aggregate outstanding debt that would have ranked equally with the notes was approximately $434.2 million.

Unless otherwise provided in a prospectus supplement, the notes will effectively rank junior to our mortgage bonds which were issued under our Mortgage Indenture (as defined below) and our senior notes effectively secured pursuant to the Mortgage Indenture through the issuance of collateral mortgage bonds to the trustee in 2019. The Mortgage Indenture constitutes a mortgage lien upon substantially all of our fixed property and franchises, except property that has been, or may in the future be, released from the lien of the Mortgage Indenture. At June 30, 2024, there was approximately $3,079.5 million aggregate principal amount of mortgage bonds and senior notes effectively secured pursuant to the Mortgage Indenture outstanding, which amount does not include certain tax-exempt bonds secured by our mortgage bonds issued under the Mortgage Indenture that we repurchased in September 2015 and are currently held by us.

Provisions of a Particular Series

The prospectus supplement applicable to each issuance of notes will specify, among other things:

•	the title and any limitation on aggregate principal amount of the notes;

•	the original issue date of the notes;

•	the date or dates on which the principal of any of the notes is payable;

•	the fixed or variable interest rate or rates, or method of calculation of such rate or rates, for the notes, and the date from which interest will accrue;

•	the terms, if any, regarding the optional or mandatory redemption of any notes, including the redemption date or dates, if any, and the price or prices applicable to such redemption;

•	whether the notes are to be issued in whole or in part in the form of one of more global securities and, if so, the identity of the depositary for such global security or global securities;

•	the denominations in which such notes will be issuable;

•	the maximum annual interest rate, if any, of the notes;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any notes may be repaid, in whole or in part, at the option of the holder thereof;

•	the place or places where the principal of, and premium, if any, and interest on, the notes shall be payable;

•	any addition, deletion or modification to the events of default applicable to that series of notes and the covenants for the benefit of the holders of that series;

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our obligation, if any, to redeem, purchase, or repay the notes, including, but not limited to, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which the notes shall be redeemed, purchased, or repaid pursuant to such obligation;

•	any remarketing features of the notes;

•	any collateral, security, assurance, or guarantee for the note;

•	if other than the principal amount thereof, the portion of the principal amount of the notes payable upon declaration of acceleration of the maturity of the notes;

•	the securities exchange(s), if any, on which the notes will be listed;

•	any interest deferral or extension provisions;

•	the terms of any warrants we may issue to purchase notes;

•	the right, if any, for us to extend the interest payment periods of the notes, including the maximum duration of any extension and additional interest payable upon exercise of such right; and

•	any other terms of the notes not inconsistent with the provisions of the Indenture.

Registration, Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement, each series of notes will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under “Book-Entry System.” The global securities will be registered in the name of a depository, or its nominee, and deposited with, or on behalf of, the depository. Except in the circumstances described under “Book-Entry

System,” owners of beneficial interests in a global security will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of any notes and will not be considered the registered holders thereof under the Indenture.

Notes of any series will be exchangeable for other notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, notes may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges, and upon satisfaction of such other reasonable requirements as are described in the Indenture.

Unless otherwise indicated in the applicable prospectus supplement, the transfer agent will be the trustee under the Indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

Payment and Paying Agents

Principal of, and premium, if any, and interest on, notes issued in the form of global securities will be paid in the manner described under “Book-Entry System” or as otherwise set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on notes of a particular series in the form of certificated securities will be payable at the office of the trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the notes of a particular series. Unless otherwise indicated in the applicable prospectus supplement, interest on the notes of a particular series, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person’s address as it appears on the register for such notes maintained by the trustee.

All monies we pay to the trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any note which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such note thereafter may look only to us for payment thereof. However, any such payment shall be subject to escheat pursuant to state abandoned property laws.

Redemption

Any terms for the optional or mandatory redemption of the notes will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, notes will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the notes of a series are to be redeemed, the particular notes to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the trustee in such manner as it shall deem fair and appropriate.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such notes and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such notes.

Consolidation, Merger and Sale or Disposition of Assets

We may not, without the consent of the holders of any notes, consolidate with or merge into any other corporation or sell, transfer, lease or otherwise dispose of our properties as or substantially as an entirety to any person, unless:

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the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer, lease or other disposition is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

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the successor or transferee corporation or the person which receives such properties pursuant to such sale, transfer, lease or other disposition assumes by supplemental indenture, in a form reasonably satisfactory to the trustee, the due and punctual payment of the principal of and premium and interest, if any, on all the notes outstanding under the Indenture and the performance of every covenant of the Indenture to be performed or observed by us;

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we have delivered to the trustees for such notes an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the Indenture and the applicable conditions precedent; and

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immediately after giving effect to the transaction, no Event of Default (see “—Events of Default”) or event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Upon any such consolidation, merger, sale, transfer, lease or other disposition of our properties as or substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to whom such sale, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, us under the Indenture with the same effect as if such successor corporation or person had been named as us therein, and we will be released from all obligations under the Indenture.

Modification

Without the consent of any holder of notes, the trustee for such notes and we may enter into one or more supplemental indentures for any of the following purposes:

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to supply omissions, cure any ambiguity or inconsistency or correct defects, which actions, in each case, are not prejudicial to the interests of the holders of notes of any series in any material respect;

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to change or eliminate any provision of the Indenture, provided that any such change or elimination will become effective with respect to such series only when there is no note of such series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or such change or elimination is applicable only to notes of such series issued after the effective date of such change or elimination;

•	to establish the form or terms of notes of any series as permitted by the Indenture;

•	to evidence the succession of another corporation to us, and the assumption of our covenants in the Indenture and the notes by any permitted successor;

•	to grant to or confer upon the trustee for any notes, for the benefit of the holders of such notes, any additional rights, remedies, powers or authority;

•	to permit the trustee for any notes to comply with any duties imposed upon it by law;

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to specify further the duties and responsibilities of, and to define further the relationship among, the trustee for any notes, any authenticating agent and any paying agent, and to evidence the succession of a successor trustee as permitted under the Indenture;

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to add to our covenants for the benefit of the holders of all or any series of outstanding notes, to add to the security of all notes, to surrender any right or power conferred upon us by the Indenture or to add any additional events of default with respect to all or any series of outstanding notes; and

•	to make any other change that is not prejudicial to the holders of any notes.

Except as provided above, and except as otherwise provided in the applicable prospectus supplement, the consent of the holders of a majority in aggregate principal amount of the notes of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures or of modifying or waiving in any manner the rights of the holders of the notes; provided, however, that if less than all of the series of notes outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable notes of all series so directly affected, considered as one class, will be required.

Notwithstanding the foregoing, no such amendment or modification may, without the consent of each holder of outstanding notes affected thereby:

•	change the maturity date of the principal of any note;

•	reduce the rate of interest or change the method of calculating such rate, or extend the time of payment of interest, on any note;

•	reduce the principal amount of, or premium payable on, any note;

•	change the coin or currency of any payment of principal of, or any premium or interest on, any note;

•	change the date on which any note may be redeemed;

•	adversely affect the rights of a holder to institute suit for the enforcement of any payment of principal of or any premium or interest on any note; or

•	modify the foregoing requirements or reduce the percentage of outstanding notes necessary to modify or amend the Indenture or to waive any past default.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more series of notes, or which modifies the rights of the holders of notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Indenture of the holders of the notes of any other series.

Events of Default

Unless specifically deleted in a supplemental indenture or Board of Directors resolution under which a series of notes is issued, or modified in any such supplemental indenture or resolution, each of the following will constitute an event of default under the Indenture with respect to notes of any series:

•	failure to pay interest on the notes of such series within 30 days after the same becomes due and payable;

•	failure to pay principal of or premium, if any, on any note of such series, as the case may be, within one day after the same becomes due and payable;

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failure to perform or breach of any of our other covenants or warranties in the Indenture (other than a covenant or warranty solely for the benefit of one or more series of notes other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable notes of such series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to notes of a particular series.

Additional events of default with respect to a particular series of notes may be specified in a supplemental indenture or resolution of the Board of Directors establishing that series.

No event of default with respect to the notes of a particular series necessarily constitutes an event of default with respect to the notes of any other series issued under the Indenture.

If an event of default with respect to any series of notes occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding notes of such series, by notice in writing, may declare the principal amount of and interest on all of the notes of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of notes under the Indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding notes of all such series, considered as one class, may make such declaration of acceleration and not the holders of the notes of any one of such series.

At any time after an acceleration with respect to the notes of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if:

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we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all notes of such series, the principal of and premium, if any, on the notes of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such notes, interest upon overdue installments of interest at the rate or rates specified in such notes, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the Indenture; and

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any other event or events of default with respect to the notes of such series, other than the nonpayment of the principal of and accrued interest on the notes of such series which has become due solely by such acceleration, have been cured or waived as provided in the Indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

Subject to the provisions of the Indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable security or indemnity satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the notes of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of notes, the holders of a majority in aggregate principal amount of the outstanding notes of all those series, considered as one class, will have the right to make such direction, and not the holders of the notes of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the Indenture and will not involve the trustee in personal liability in circumstances where reasonable indemnity would not, in the trustee’s sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

The holders of a majority in aggregate principal amount of the outstanding notes of any series may waive any past default or event of default under the Indenture on behalf of all holders of notes of that series with respect to the notes of that series, except a default in the payment of principal of or any premium or interest on such notes. No holder of notes of any series may institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the notes of such series, the holders of a majority in aggregate principal amount of the outstanding notes of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered such reasonable indemnity as the trustee may require, and the trustee for such series has failed to institute such proceeding within 60 days after such notice, request and offer. Furthermore, no holder of notes of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those notes.

Notwithstanding the foregoing, each holder of notes of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on, such notes when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of notes.

The trustee, within 90 days after it receives notice of the occurrence of a default with respect to the notes of any series, is required to give the holders of the notes of that series notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the notes of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustee for the notes each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with all conditions and covenants under the Indenture, determined without regard to any period of grace or requirement of notice under the Indenture.

Defeasance

Unless the applicable prospectus supplement states otherwise, we may elect either:

(1)

to defease and be discharged from any and all obligations in respect of the notes of any series then outstanding under the Indenture (except for certain obligations to register the transfer or exchange of the notes of such series, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust); or

(2)

to be released from the obligations of the Indenture with respect to the notes of any series under any covenants applicable to the notes of such series which are subject to covenant defeasance as described in the Indenture, supplemental indenture or other instrument establishing such series.

In the case of either clause (1) or (2), the following conditions, among others, must be met:

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we will be required to deposit, in trust, with the trustee money or U.S. government obligations, which through the payment of interest on those obligations and principal of those obligations in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent accountants, certified to the trustee in writing), without reinvestment, to pay all the principal of, and premium, if any, and interest on, the notes of such series on the dates payments are due (which may include one or more redemption dates designated by us);

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no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the Indenture must have occurred and be continuing on the date of the deposit, and 91 days must have passed after the deposit has been made and, during that period, certain events of default must not have occurred and be continuing as of the end of that period;

•	the deposit must not cause the trustee to have any conflicting interest with respect to our other securities;

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we must have delivered an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes (and, in the case of paragraph (1) above, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law) as a result of the deposit or defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as if the deposit and defeasance had not occurred; and

•	we must have delivered an officer’s certificate and an opinion of counsel to the trustee as provided in the Indenture.

We may exercise our defeasance option under clause (1) above with respect to notes of any series notwithstanding our prior exercise of our covenant defeasance option under clause (2) above. If we exercise our defeasance option under clause (1) above for notes of any series, payment of the notes of such series may not be accelerated because of a subsequent event of default. If we exercise our covenant defeasance option for notes of any series, payment of the notes of such series may not be accelerated by reference to a subsequent breach of any of the covenants noted under clause (2) above. In the event we fail to comply with our remaining obligations with respect to the notes of any series under the Indenture after exercising our covenant defeasance option and the notes of such series are declared due and payable because of the subsequent occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the notes of such series at the time of the acceleration resulting from that event of default. However, we will remain liable for those payments.

Resignation or Removal of Trustee

The trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The trustee may be removed at any time with respect to notes of any series by an instrument or concurrent instruments in writing filed with the trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of that series of notes then outstanding. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon notice to the holder of each note outstanding and the trustee, and appoint a successor trustee.

Concerning the Trustee

We and our affiliates maintain corporate trust and other banking relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates.

Governing Law

The Indenture is, and the related notes will be, governed by New York law.

DESCRIPTION OF GENERAL MORTGAGE BONDS

We will issue each series of general mortgage bonds under the General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, as supplemented from time to time, executed by Evergy Metro and UMB Bank, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as trustee. We refer in this prospectus to the general mortgage bonds as the “mortgage bonds,” to the mortgage as the “Mortgage Indenture” and to UMB Bank, N.A. as the “Mortgage Trustee.”

We have summarized selected provisions of the Mortgage Indenture below. However, the following statements are an outline only, do not purport to be complete, and are qualified in their entirety by reference to the Mortgage Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Certain of the terms used below are used in this prospectus with the meanings ascribed to such terms by the Mortgage Indenture.

The following sets forth certain general terms and provisions of the mortgage bonds. The particular terms of the series of mortgage bonds offered by any prospectus supplement will be described in that prospectus supplement. Any terms of the mortgage bonds that are not summarized herein will be described in the applicable prospectus supplement.

Security and Priority

Evergy Metro’s principal plants and properties, insofar as they constitute real estate, are owned; certain other facilities of Evergy Metro are located on premises held by Evergy Metro under leases, permits or easements; and Evergy Metro’s electric transmission and distribution lines and systems (which constitute a substantial portion of Evergy Metro’s investment in physical property) are for the most part located over or under highways, streets, other public places or property owned by others for which permits, grants, easements, licenses or franchises (deemed satisfactory but without examination of underlying land titles) have been obtained.

The Mortgage Indenture constitutes a mortgage lien upon substantially all of the fixed property and franchises of Evergy Metro (except property that has been, or may in the future be, released from the lien of the Mortgage Indenture, as described below), consisting principally of electric generating plants, electric transmission and distribution lines and systems, and buildings, subject to encumbrances permitted under the Mortgage Indenture. (Mortgage Indenture Section 1.03(ff).) The Mortgage Indenture subjects to the lien thereof property, of the character initially mortgaged, which is acquired by Evergy Metro subsequent to December 1, 1986. Such after-acquired property may be subject to prior liens which secure debt outstanding at the time of such acquisition in an amount not in excess of 75% of the cost or fair value, whichever is less, of such after-acquired property at such time. (Mortgage Indenture Section 1.03(ff)(xv).)

The property excepted from the lien of the Mortgage Indenture consists principally of: cash and securities (unless deposited with the Mortgage Trustee); accounts receivable; contracts and operating agreements not pledged or required to be pledged with the Mortgage Trustee; equipment, spare parts, tools, materials, supplies and fuel held for sale or lease in the ordinary course of business or for use or consumption in, or the operation of, any properties of, or for the benefit of, Evergy Metro, or held in advance of use thereof for maintenance or fixed capital purposes; electricity, gas, steam, water, ice and other materials, products or services for sale, distribution or use; vehicles; leasehold interests and leasehold improvements; minerals and mineral rights; nuclear fuel, cores and materials; communications equipment, computers and office furniture; and other real and personal property which is not an integral part of the electric and any steam generating, transmission and distribution operations of Evergy Metro. (Mortgage Indenture Section 1.03(s).)

The mortgage bonds will rank equally and ratably (except as to sinking funds and other analogous funds established for the exclusive benefit of a particular series) with all mortgage bonds, regardless of series, from time to time issued and outstanding under the Mortgage Indenture.

The Mortgage Indenture provides that the Mortgage Trustee shall have a lien on the mortgaged property, prior to the mortgage bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Mortgage Indenture Section 14.09.)

Issuance of Additional Mortgage Bonds. The maximum principal amount of mortgage bonds which may be issued under the Mortgage Indenture is not limited. Mortgage bonds of any series may be issued from time to time in principal amounts:

•	not exceeding 75% of the amount of unbonded “bondable property”;

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equal to the principal amount of mortgage bonds and “prior lien bonds” which have been retired or purchased or acquired by Evergy Metro since the date of the Mortgage Indenture or are then being retired or purchased or acquired by Evergy Metro, and which have not theretofore been bonded; or

•	equal to the amount of cash deposited with the Mortgage Trustee for such purpose.

(Mortgage Indenture Articles III, IV, V and VI.)

“Bondable property” includes: Evergy Metro’s electric and any steam generating, transmission and distribution properties; construction work in progress; property in the process of purchase to which Evergy Metro has legal title; fractional and undivided interests of Evergy Metro in certain property owned jointly or in common with other persons; engineering, financial, economic, environmental, geological and legal or other surveys, data processing equipment and software associated with the acquisition or construction of property; paving, grading and other improvements to property owned by others but used by Evergy Metro; and certain property owned by Evergy Metro located on property owned by others, including governments. (Mortgage Indenture Section 1.03(h).)

“Prior lien bonds” means any indebtedness secured by liens either (i) existing both at and immediately prior to the acquisition of the property by Evergy Metro, or (ii) created as purchase money mortgages at the time Evergy Metro acquires the property, and in each case ranking prior to, or on a parity with, the lien of the Mortgage Indenture. (Mortgage Indenture Sections 1.03(hh) and 1.03(ii).)

The amount of bondable property is the lesser of its cost or fair value determined in accordance with generally accepted accounting principles in effect at December 1, 1986 or, at the option of Evergy Metro, at the date of their determination, minus 133 1/3% of the principal amount of all prior lien bonds which are (a) outstanding and secured by a prior lien on bondable property owned by Evergy Metro at December 1, 1986, and (b) outstanding and secured by a prior lien, other than due solely to an after-acquired property clause, on bondable property at the date of its acquisition by Evergy Metro after such date. (Mortgage Indenture Section 1.03(h).) In determining generally accepted accounting principles, Evergy Metro may conform to accounting orders from any governmental regulatory commission. (Mortgage Indenture Section 1.03(u).)

Withdrawal of Certain Cash

Cash deposited with the Mortgage Trustee as a basis for the issue of additional mortgage bonds may be withdrawn by Evergy Metro in the amount of 75% of the lesser of the cost or fair value of unbonded bondable property that is bonded, after deducting 133 1/3% of the principal amount of all prior lien bonds which are (a) outstanding and secured by a prior lien on such bondable property owned by Evergy Metro at December 1, 1986, and (b) outstanding and secured by a prior lien, other than due solely to an after-acquired property clause, on bondable property at the date of its acquisition by Evergy Metro after such date.

Any other cash deposited with the Mortgage Trustee may be withdrawn by Evergy Metro in the amount of:

•	100% of the lesser of the cost or fair value of unbonded bondable property that is bonded, after deducting 133 1/3% of the principal amount of all prior lien bonds which are (a) outstanding and secured by a prior lien on such bondable property owned by Evergy Metro at December 1, 1986, and (b) outstanding and secured by a prior lien, other than due solely to an after-acquired property clause, on bondable property at the date of its acquisition by Evergy Metro after such date; or

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the principal amount of mortgage bonds and prior lien bonds which have been retired or purchased or acquired by Evergy Metro since the date of the Mortgage Indenture or are then being retired or purchased or acquired by Evergy Metro, and which have not theretofore been bonded.

(Mortgage Indenture Article XI.)

Release and Substitution of Property

Mortgaged property may be released from the lien of the Mortgage Indenture:

•

if after such release the fair value of the remaining mortgaged property equals or exceeds a sum equal to 133 1/3% of the aggregate principal amount of outstanding mortgage bonds and prior lien bonds outstanding;

•

if, with some limitations, the fair value of the mortgaged property to be released is less than 1/2 of 1% of the aggregate principal amount of mortgage bonds and prior lien bonds outstanding, provided that the aggregate fair value of mortgaged property released in this manner in any period of 12 consecutive calendar months shall not exceed 1% of the aggregate principal amount of the outstanding mortgage bonds and prior lien bonds outstanding; or

•

on the basis of (a) the deposit of cash, governmental obligations or purchase money obligations, (b) bondable property to be acquired by Evergy Metro with the proceeds of, or otherwise in connection with, such release, or (c) a waiver of the right to issue mortgage bonds on the basis of mortgage bonds or prior lien bonds which have been retired or purchased or acquired by Evergy Metro after December 1, 1986, and have not theretofore been bonded.

(Mortgage Indenture Article X.)

Events of Default

The Mortgage Indenture provides generally that a default occurs upon:

•	failure for 90 days to pay interest when due on any mortgage bonds;

•

failure to pay when due the principal of, and premium, if any, on any mortgage bonds issued under the Mortgage Indenture or the principal of, or premium, if any, or interest on, any outstanding prior lien bonds, beyond any specified grace period;

•

failure to perform or observe for 90 days after notice of such failure any other of the covenants or conditions of Evergy Metro in the Mortgage Indenture, any applicable supplemental indenture, or any of the mortgage bonds issued under the Mortgage Indenture or any applicable supplemental indenture; and

•	the occurrence of insolvency, bankruptcy, receivership or similar events.

In case of default, the Mortgage Trustee or the holders of a majority in principal amount of the outstanding mortgage bonds may declare the principal of and interest on all mortgage bonds to be immediately due and payable, but the holders of a majority in principal amount of the outstanding mortgage bonds may rescind such declaration if such default has been cured. (Mortgage Indenture Sections 12.02 and 12.04.)

Evergy Metro is required to file with the Mortgage Trustee such information, documents and reports with respect to compliance by Evergy Metro with the conditions and covenants of the Mortgage Indenture as may be required by the rules and regulations of the SEC. (Mortgage Indenture Section 17.02.) Evergy Metro is not required to furnish any statement as to the absence of any default.

Modification of the Mortgage Indenture

In general, modifications or alterations of the Mortgage Indenture and any applicable supplemental indenture and of the rights or obligations of Evergy Metro and of the bondholders, as well as waivers of compliance with the Mortgage Indenture (including any applicable supplemental indenture) may be made, with the consent of the holders of a majority in principal amount of the outstanding mortgage bonds affected by the proposed action, if approved by Evergy Metro. Provisions relating to such modifications or alterations and waivers of compliance are subject to certain restrictions designed to safeguard the positions of the bondholders and the Mortgage Trustee with respect to certain matters of basic importance, including payment of principal of and interest and premium (if any) on mortgage bonds and creation of liens ranking prior to or on a parity with the lien of the Mortgage Indenture as to any mortgaged property. (Mortgage Indenture Section 12.24 and Article XV.)

Concerning the Mortgage Trustee

We and our affiliates maintain corporate trust and other banking relationships with UMB Bank, N.A. and its affiliates.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of notes or general mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons. The global securities will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, or DTC.

So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

Except as otherwise provided in any applicable prospectus supplement, global securities may be exchanged in whole for certificated securities only if the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Exchange Act and, in either case, we thereupon fail to appoint a successor depository within 90 days. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to DTC’s or such successor’s procedures, as the case may be.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

The following is based solely on information furnished by DTC:

DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue of a series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such series. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates.

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The DTC rules applicable its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners, however, are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to DTC. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest on any of the aforementioned securities represented by global securities to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as depository with respect to the global securities at any time by giving reasonable notice to us or the applicable trustee. Under such circumstances, in the event that a successor depository is not obtained, securities certificates will be required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) with respect to the global securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through dealers or agents to the public or to institutional investors. The prospectus supplement with respect to each series of securities will set forth the specific terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such securities being offered, if any are purchased.

We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

Legal matters with respect to the securities offered under this prospectus will be passed upon for us by Christie Dasek-Kaine, Senior Director, Counsel and Assistant Corporate Secretary of Evergy Metro and Hunton Andrews Kurth LLP, New York, New York. Bracewell LLP will pass on certain matters for the underwriters, dealers, purchasers, or agents. From time to time, Bracewell LLP acts as counsel for us and our affiliates for various matters. As of the date of this prospectus, Ms. Dasek-Kaine owned beneficially a number of shares of common stock of Evergy, Inc., including restricted stock, and performance shares which may be paid in shares of common stock at a later date based on Evergy, Inc.’s performance, which represented less than 0.1% of the total outstanding common stock of Evergy, Inc.

EXPERTS

The consolidated financial statements of Evergy Metro, Inc. and subsidiaries incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is also incorporated by reference herein. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval system and these filings are publically available through the SEC’s website (http://www.sec.gov).

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. We hereby incorporate by reference into this registration statement the following documents (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof, and any associated exhibits furnished pursuant to Item 9.01 thereof, or otherwise not filed with the SEC, which are deemed not to be incorporated by reference into this registration statement):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 29, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 9, 2024 and August 9, 2024, respectively; and

•	Our Current Reports on Form 8-K, as filed with the SEC on April 5, 2024 and June 10, 2024.

All documents Evergy Metro files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any corresponding exhibits thereto not filed with the SEC or pursuant to other applicable SEC rules) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document subsequently filed by Evergy Metro which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We and our parent company, Evergy and another wholly-owned subsidiary of Evergy, Evergy Kansas Central, separately file combined reports under the Exchange Act. However, the information contained in the combined reports relating solely to our parent and its subsidiaries (other than Evergy Metro and its consolidated subsidiaries), including Evergy Missouri West, Inc., was separately filed by Evergy, Inc. on its behalf, the information contained in the combined reports relating solely to Evergy Kansas Central and its subsidiaries was separately filed by Evergy Kansas Central on its behalf and the information contained in the combined report relating solely to Evergy Metro and its consolidated subsidiaries was separately filed by us. We do not intend to incorporate by reference into this prospectus the information relating to Evergy and its subsidiaries (other than Evergy Metro and its consolidated subsidiaries or the information provided separately by Evergy Metro or its consolidated subsidiaries), and we make no representation as to the information relating to Evergy and its subsidiaries (other than Evergy Metro and its consolidated subsidiaries) contained in such combined reports. The only information you should rely upon in determining whether to invest in the securities offered hereby is the information of Evergy Metro and its consolidated subsidiaries contained in this prospectus and any prospectus supplement, the information separately provided by Evergy Metro and its consolidated subsidiaries in the documents incorporated by reference herein and therein and any free writing prospectus used in connection with the offering of securities described in this prospectus.

We make available, free of charge, on or through our parent company’s website (www.evergy.com), which website is not incorporated herein, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition, we make available on or through our parent company’s website all other reports, notifications and certifications filed electronically with the SEC. You may obtain a free copy of our filings with the SEC by writing or telephoning us at the following address: Evergy Metro, Inc., 1200 Main Street, Kansas City, Missouri 64105 (Telephone No.: 816-556-2200), Attention: Corporate Secretary, or by contacting us on our parent company’s website.

Subject to the foregoing, all information appearing in this registration statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this registration statement.

Evergy Metro, Inc.